Exhibit 10.8

SHARE SUBSCRIPTION LETTER

To:

YHN Acquisition I Limited

Ritter House

Wickhams Cay II

PO Box 3170

Road Town

Tortola VG1110

British Virgin Islands

The undersigned (the Subscriber) hereby subscribes for and agrees to take 10,000 Ordinary shares of no par value (the Shares) in YHN Acquisition I Limited (the Company) for a total aggregate subscription price of US$1,000.00, and undertakes to pay the amount of US$1,000.00 in full payment of the subscription price for the Shares upon its issue.

The Subscriber will take the Shares subject to and on the terms of the Memorandum and Articles of Association of the Company and recognises that failure to pay the monetary consideration of the aforesaid Shares on demand by the Company may result in said Shares being forfeited and cancelled pursuant to the provisions of the BVI Business Companies Act, 2004.

This letter shall be governed by the laws of the British Virgin Islands.

Date: 18 December 2023

/s/ Kon Man Jason Wong
Kon Man Jason Wong

Direction as to Registration

Full Name:	Kon Man Jason Wong
Address:	Flat A, 44/F., Tower 3, Tregunter, 14 Tregunter Path, Hong Kong

APPLICATION FOR SHARES

TO:	The Board of Directors

YHN Acquisition I Limited

Ritter House, Wickhams Cay II, PO Box

3170, Road Town, Tortola VG1110

British Virgin Islands

(the Company)

Dear Sir/Madam,

We hereby apply for 1,715,000 Ordinary Shares of no par value each in the capital of your company for an aggregate subscription price of US$24,000 and undertake to pay in full for the said shares upon allotment.

We agree to accept such shares subject to the provisions of the Memorandum and Articles of Association of the Company. Subject to allotment of the said shares being made to us, we request that our name be entered in the Register of Members of the Company as the holder of the said shares.

Name:	YHN Partners I Limited
Address:	1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands

In addition, in the event of the Company's initial public offering on a recognised stock exchange (the IPO) and the over-allotment option granted to the underwriter(s) of the IPO is not exercised in full, we acknowledge and agree that the Company/we may forfeit any and all rights to such number of the Ordinary Shares purchased and issued to us such that immediately following such forfeiture, we (together with other holders of the Ordinary Shares immediately prior to the IPO, if any) will own, in total, an aggregate number of the ordinary shares (not including the ordinary shares underlying any private placement units or warrants (whether comprised in any such units or standing alone) that may be issued to me upon exercise of any warrants or any securities or rights purchased by us in the IPO or in the aftermarket) equal to 20% of the issued and outstanding ordinary shares of the Company immediately following the closing of the IPO. If any of the Ordinary Shares are forfeited in accordance with this paragraph, then after such time we shall no longer have any rights as a holder of such forfeited Ordinary Shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited Ordinary Shares, which may include by way of the compulsory redemption and cancellation of such Ordinary Shares for nil consideration. In addition, we hereby irrevocably grant the Company a limited power of attorney for the purpose of effectuating the foregoing and agree to take any and all action reasonably requested by the Company necessary to effect any adjustment in this paragraph (including any such redemption as is referred to herein above).

Dated: April 17 2024

Yours faithfully,

For and on behalf of

YHN Partners I Limited

/s/ WONG Pui Chun
Name:	WONG Pui Chun
Title:	Authorised Signatory